Exhibit 28(e)

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

          THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED DISTRIBUTION AGREEMENT is made as of November 18, 2009, by and between The Gabelli Value Fund, Inc., a Maryland corporation (the "Fund") and GABELLI & COMPANY, INC. (the "Distributor").

                                   WITNESSETH:

          WHEREAS, the Fund and Distributor are parties to that certain Amended and Restated Distribution Agreement, dated as of March 1, 2000 (the "Distribution Agreement"), pursuant to which the Distributor serves as distributor for the shares of the Fund; and

          WHEREAS, the Fund and Distributor desire to amend the Distribution Agreement to reflect the adoption by the Fund of a separate Rule 12b-1 Plan of Distribution on behalf of its Class AAA shares.

          NOW, THEREFORE, the parties hereby agree as follows:

          1. Paragraph 2.3 of the Distribution Agreement is hereby amended to:

          "The Fund shall pay to the Distributor the proceeds from any sales load imposed on the purchases of the Shares as specified in the Registration Statement. The Fund has also agreed to pay the Distributor such amounts as are set forth in the Fund's Distribution Plans (the "Plan") adopted in accordance with Rule 12b-1 under the 1940 Act with respect to each of the Fund's Class A, Class B, Class C and Class AAA Shares whereby the Fund may pay the Distributor (or other "Designated Dealers" as defined in the Plan) for certain distribution expenses incurred in connection with the offering and sales of Fund Shares."

          2. The Distribution Agreement, as expressly amended hereby, shall continue in full force and effect.

          3. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one Agreement.

                               *******************

          IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO THE DISTRIBUTION AGREEMENT as of the day and year first above written.

                                        THE GABELLI VALUE FUND, INC.


                                        By: /s/ Bruce Alpert
                                            ------------------------------------
                                            Name: Bruce Alpert
                                            Title: President

                                        GABELLI & COMPANY, INC.


                                        By: /s/ Bruce Alpert
                                            ------------------------------------
                                            Name: Bruce Alpert
                                            Title: Vice-President